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                                  (LETTERHEAD)

                                                                     EXHIBIT 5.1
                                          February 22, 1995
PacifiCare Health Systems, Inc.
5995 Plaza Drive
Cypress, California 90630-5230

Gentlemen:

    On the date hereof, PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sale of up to 5,175,000 shares (the "Shares") of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of the Company (including 675,000 shares subject to the underwriters' over-allotment option), of which 3,000,000 shares will be issued and sold by the Company and up to 2,175,000 shares will be sold by UniHealth, Inc. (the "Selling Stockholder"). This opinion is an exhibit to the Registration Statement.

    We note that we are members of the Bar of the State of New York and do not represent ourselves to be expert in the laws of any other state or jurisdiction. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported in the Prentice-Hall Corporation Law Service; provided, however, that our opinion as to the due incorporation of the Company is based upon a Certificate of Good Standing obtained from the Secretary of State of the State of Delaware. We have at times acted as special securities counsel to the Company in connection with certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale by the Company and the Selling Stockholder of the Class B Common Stock as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances.

    Based on the foregoing, it is our opinion that:

       1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware and has authorized capital stock consisting of 30,000,000 shares of Class A Common Stock, par value $.01 per share, 60,000,000 shares of Class B Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

       2. The 3,000,000 shares of the Company's Class B Common Stock to be sold by the Company have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of various states of the United States and foreign jurisdictions in which the Shares will be offered and/or sold in the proposed public offering, when issued and delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

       3. The maximum of 2,175,000 outstanding shares of the Company's Class B Common Stock to be sold by the Selling Stockholder have been duly authorized and legally issued and are fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities
or   other  laws   of  any   state  of   the  United   States  or   any  foreign
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jurisdiction, which  relates  to the  offering  which  is the  subject  of  this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

    This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                   Very truly yours,
                                   SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP